Southern Community Financial Corporation Announces Dates for
First Quarter 2009 Financial Results and Conference Call

Winston-Salem, NC –  April 21, 2009 – Southern Community Financial Corporation (NASDAQ: SCMF) (NASDAQ: SCMFO), the holding company for Southern Community Bank and Trust, will report first quarter 2009 financial results on Thursday, April 30 after the stock market closes.

Southern Community’s executive management team will host a conference call on Friday, May 1, 2009, at 9:30 AM Eastern Time to discuss the results, business highlights, and outlook.  The call may be accessed by dialing 1-877-795-3610 or 1-719-325-4804 and entering pass code 9364725.  A replay of the conference call will be available until 11:59 PM on May 15, 2009 by dialing 1-888-203-1112 or 1-719-457-0820 and entering pass code 9364725.

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank with twenty-two banking offices throughout North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on the NASDAQ Global Select Market under the trading symbols SCMF and SCMFO, respectively.  Additional information about Southern Community Financial Corporation is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

This news release contains forward-looking statements.  Such statements are subject to certain factors that may cause the Company’s results to vary from those expected.  These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof.  The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

For additional information:
F. Scott Bauer - Chairman/CEO
James Hastings, Executive Vice President/CFO
(336) 768-8500